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                                   EXHIBIT 4.1














                                 IJNT.NET, INC.
                          1999 STOCK COMPENSATION PLAN









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                                TABLE OF CONTENTS

                                                                            Page

1.   PURPOSE...................................................................1

2.   DEFINITIONS...............................................................1

3.   EFFECTIVE DATE............................................................3

4.   ADMINISTRATION............................................................3

5.   PARTICIPATION.............................................................4

6.   STOCK SUBJECT TO THE PLAN.................................................4

7.   PERFORMANCE AWARDS........................................................4

8.   STOCK PAYMENTS............................................................5

9.   RIGHTS OF ELIGIBLE PERSONS AND BENEFICIARIES..............................5
     a.       Employee Status..................................................5
     b.       No Employment Contract...........................................5
     c.       Plan Not Funded..................................................5
     d.       Adjustment Upon Recapitalizations and Corporate Changes..........5
     e.       Rights as a Stockholder..........................................6
     f.       Deferral of Payments.............................................6
     g.       Acceleration of Awards...........................................6

10.  MISCELLANEOUS.............................................................7
     a.       Termination, Suspension and Amendment............................7
     b.       No Fractional Shares.............................................7
     c.       Tax Withholding and Tax Bonuses..................................7
     d.       Compliance with Laws.............................................8
     e.       Governing Laws...................................................8
     f.       Securities Law Requirements......................................9
     g.       Execution.......................................................10


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                                 IJNT.NET, INC.
                          1999 STOCK COMPENSATION PLAN

         1.       PURPOSE
                  -------

                  The Plan is intended to provide incentive to key employees, officers and directors of, and key consultants, vendors, customers, and others who provide significant services to, the Corporation, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Corporation.

         2.       DEFINITIONS.
                  ------------

                  a. "Award" shall mean a Performance Award or a Stock Payment granted pursuant to the Plan.

                  b. "Board" shall mean the Board of Directors of the Corporation.

                  c. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  d. "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall be reconstituted to include only Non-Employee Directors if any Award is to be made to a Director or Officer.

                  e. "Common Stock" shall mean the Common Stock, par value $0.001, per share par value, of the Corporation.

                  f. "Corporation" shall mean IJNT.net, Inc., a Delaware corporation.

                  g. "Eligible Person" shall mean any of the following:

                           i. an individual who is employed (within the meaning
                  of the Code Section 3401 and the regulations thereunder) by the Corporation;

                           ii. a service provider, consultant, customer or
                  vendor to the Corporation; and

                           iii. a non-employee director of the Corporation who
                  is not a member of the Committee


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                  h. "Event" shall mean any of the following:

                           i. Any person or entity (or group of affiliated
                  persons or entities) acquired in one or more transactions, whether before or after the effective date of the Plan, ownership of more than 50 percent of the outstanding shares of stock entitled to vote in the election of directors of the Corporation;

                           ii. The dissolution or liquidation of the Corporation
                  or a reorganization, merger or consolidation of the Corporation with one or more entities, as a result of which the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation as an entirety to another entity; or

                           iii. For purposes of this definition, ownership does
                  not include ownership (1) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee or a securities depositary system), (2) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares,
                  (3) by a person who is not required to file statements on
                  Schedule 13D by virtue of Rule 13d- 1(b) of the Securities and Exchange Commission under the Exchange Act, or (4) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of resale.

                  i. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  j. "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

                           i. If the Shares are traded on an exchange, the price
                  at which Shares traded at the close of business on the date of valuation;

                           ii. If the Shares are traded over-the-counter on the
                  NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

                           iii. If neither (i) nor (ii) applies, the fair market
                  value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

                  k. "Non-Employee Director" shall have the meaning ascribed to that term in Rule 16b-3(b)(3). (17, C.F.R. ss.240.16b-3(b)(3).)


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                  l. "Participant" shall mean an Eligible Person who has
received an Award under the Plan.

                  m. "Performance Award" shall have the meaning ascribed to such term in Article 7.

                  n. "Plan" shall mean the IJNT.net, Inc. 1999 Stock Compensation Plan, as it may be amended from time to time.

                  o. "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 9(d) of the Plan (if applicable).

                  p. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  q. "Stock Payment" shall mean a payment in the form of Shares made in lieu of or in addition to all or any portion of the compensation.

         3.       EFFECTIVE DATE.
                  ---------------

                  The Plan was adopted by the Board on April 10, 1999. The effective date of the Plan shall be May 1, 1999. Initially, 1,000,000 Shares of common stock have been reserved for issuance under the Plan.

         4.       ADMINISTRATION.
                  ---------------

                  a. The Plan shall be administered by the Board in compliance with Rule 16b-3 of the Exchange Act ("Rule 16b-3), or by the Committee appointed by the Board, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3, and which shall consist of not less than two (2) members.

                  b. The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee.

                  c. If a Committee has been appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                  d. The Board, or the Committee if there be one, shall from time to time at its discretion select the Eligible Persons who are to be granted Awards and determine the number of Shares to be applicable to such Award.


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                  e. The interpretation and construction by the Board, or by the
Committee if there be one, of any provision of the Plan or of any Award granted thereunder shall be final.

                  f. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder.

                  g. In addition to any right of indemnification provided by the Certificate of Incorporation or Bylaws of the Corporation, such person shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with any claim, suit, action or proceeding to which he may be a party by reason of any action or omission under the Plan.

                  h. In the case of an award to an Eligible Person who is not an employee of the Corporation, a majority of the Committee shall determine that the value of the services to be rendered to the Corporation by such non-employee director or service provider is at least equal to the value of the Award granted.

         5.       PARTICIPATION.
                  --------------

                  The Awards may be granted to such Eligible Persons as the Board or the Committee may select.

         6.       STOCK SUBJECT TO THE PLAN.
                  --------------------------

                  a. The stock subject to Awards granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued as Awards under the Plan shall not exceed 1,000,000 Shares.

                  b. Any Shares withheld by the Corporation pursuant to Section 10(c) shall not be deemed to be issued. The number of withheld Shares shall be deducted from the applicable Award and shall not entitle the Participant to receive additional Shares.

                  c. The limitations established by this Article 6 shall be subject to adjustment in the manner provided in Section 9(d) hereof upon the occurrence of an event specified therein.

         7.       PERFORMANCE AWARDS.
                  -------------------

                  One or more Performance Awards may be granted to any Eligible Person providing services to or for the Corporation. The value of such Awards may be linked to the market value, book value or other measure of the value of the Common Stock or other specific performance criteria determined appropriate by the Board or the Committee, in each case on a specified date or over any


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period determined by the Board or the Committee, or may be based upon the appreciation in the market value, book value or other measure of the value of a specified number of shares of Common stock over a fixed period determined by the Board or the Committee. In making such determinations, the Board or the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Award recipient.

         8.       STOCK PAYMENTS.
                  ---------------

                  The Board or the Committee may approve Stock Payments to Eligible Persons who elect to receive such payments in the manner determined from time to time by the Board or the Committee. The number of shares shall be determined by the Board or the Committee and may be based upon the Fair Market Value, book value or other measure of the value of such shares on the Award Date or on any date thereafter.

         9.       RIGHTS OF ELIGIBLE PERSONS AND BENEFICIARIES
                  --------------------------------------------

                  a. EMPLOYEE STATUS. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to an Eligible Employee or to Eligible Employees generally.

                  b. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or to Awards) shall confer upon any Eligible Person any right to join or continue in the employ of the Corporation or constitute any contract or agreement of employment, or interfere in any way with the right of the Corporation to reduce such person's compensation or to terminate the employment or other contract or arrangement of such Eligible Person, with or without cause, but nothing contained in the plan or any document related thereto shall affect any other contractual right of any Participant. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or the Awards) shall confer upon any director of the Corporation any right to continue as a director of the Corporation.

                  c. PLAN NOT FUNDED. No Eligible Person or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Award granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of the Plan (or of any documents related hereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Eligible Person. To the extent that an Eligible Person acquires a right to receive an Award hereunder, such recipient shall have no greater rights than the right of any unsecured general creditor of the Corporation. Awards payable under the Plan shall be paid in shares of Common Stock and no special or separate fund or deposit shall be established and no segregation of shares shall be made to assure payment of such Awards.


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                  d. ADJUSTMENT UPON RECAPITALIZATIONS AND CORPORATE CHANGES. If
the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares of other consideration that is subject to or may be delivered under the Plan and pursuant to outstanding Awards that have been announced but not yet delivered to the recipient Eligible Person pursuant to section 9(f).

                  e. RIGHTS AS A STOCKHOLDER. An Eligible Person, or a transferee of an Eligible Person, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(d) hereof.

                  f. DEFERRAL OF PAYMENTS. The Board or the Committee may approve the deferral of any payments that may become due under the Plan. Such deferrals shall be subject to any conditions, restrictions or requirements as the Board or the Committee may determine.

                  g. ACCELERATION OF AWARDS. Immediately prior to the occurrence of an Event, each Award outstanding under the Plan shall be fully vested or exercisable, unless, prior to the Event, the Board or the Committee otherwise determines that there shall be no such acceleration or vesting of an Award or otherwise determines those Awards which shall be accelerated or vested and to the extent to which they shall be accelerated or vested, or that an Award shall terminate, or unless in connection with such Event the Board provides (i) for the assumption of such Awards theretofore granted, or (ii) for the substitution for such Awards of new awards covering securities or obligations (or any combination thereof) of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, or (iii) for the payment of the Fair Market Value of the then outstanding Awards. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of the recipient and the Corporation in order to preserve for the recipient the benefits of an Award. For purposes of this
Section 9(g) only, Board shall mean the Board of Directors of the Corporation as constituted immediately prior to the Event. In addition, the Board may in its sole discretion accelerate vesting of any or all Awards outstanding under the Plan in circumstances under which the Board or the Committee determines such acceleration appropriate.


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         10.      MISCELLANEOUS
                  -------------

                  a. TERMINATION, SUSPENSION AND AMENDMENT. The Board may, at any time, suspend, amend, modify or terminate the Plan (or any part thereof) and may, with the consent of an Award recipient, authorize such modifications of the terms and conditions of such recipient's Award as it shall deem advisable.

                           i. No Awards under the Plan may be granted or amended
                  during any suspension of the Plan or after its termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Award recipient, alter or impair any rights or obligations pertaining to any Awards granted under the Plan prior to such amendment, suspension or termination.

                           ii. Neither adoption of the Plan nor the provisions
                  hereof shall limit the authority of the Board to adopt other plans or to authorize other payments of compensation and benefits under applicable law.

                  b. NO FRACTIONAL SHARES. No Award or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

                  c. TAX WITHHOLDING AND TAX BONUSES.

                           i. Federal, state or local taxes that are subject to
                  the withholding of tax at the source shall be withheld by the Corporation so required by applicable law.

                           ii. The Corporation is entitled to require deduction
                  from other compensation, if any, payable to each Eligible Person or, in the alternative:

                                    (1) The Corporation may require the
                           Participant to advance such sums; or

                                    (2) If a Participant elects, the Corporation
                           may withhold (or require the return of) Shares having the Fair Market Value equal to the sums required to be withheld. If the Participant elects to advance such sums directly, written notice of that election shall be delivered prior to the Award and whether pursuant to such election or pursuant to a requirement imposed by the Corporation, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the Award date.

                           iii. If the Participant elects to have the
                  Corporation withhold Shares (or be entitled to the return of Shares) having a Fair Market Value equal to the sums required to be withheld, the value of the Shares to be withheld (or returned) will be equal to the Fair Market Value on the date the amount of tax to be withheld (or subject to return) is to be determined. Elections by Eligible Persons to have Shares withheld (or subject to return) for this purpose will be subject to the following restrictions:


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                                    (1) the election must be made prior to the
                           Tax Date;

                                    (2) the election must be irrevocable;

                                    (3) the election will be subject to the
                           Board's disapproval; and

                                    (4) if the Participant is an "officer"
                           within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Board or the Committee may impose in an effort to secure the benefits of any regulations thereunder.

                           iv. The Corporation shall not be obligated to issue
                  shares to the Participant upon any Award exercise until such payment has been received or Shares have been withheld, unless withholding (or offset against a cash payment) as of or prior to the exercise date is sufficient to cover all such sums due or which may be due with respect to such exercise.

                  d.       COMPLIANCE WITH LAWS.

                           i. The granting of Awards under the Plan is subject
                  to such additional requirements as the Board or the Committee may impose to assure or facilitate compliance with all applicable federal and state laws, rules and regulations (including, without limitation, securities laws and margin requirements) and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

                           ii. In connection with the administration of the Plan
                  or the grant of any Award, the Board or the Committee may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules that facilitate exemption from or compliance with the Securities Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

                  e. GOVERNING LAWS. The Plan and all Awards granted under the Plan and the documents evidencing Awards shall be governed by, and construed in accordance with, the laws of the State of California, except as to those matters governed by the laws of the State of Delaware as the state of incorporation of the Corporation.


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                  f.       SECURITIES LAW REQUIREMENTS.

                           i. LEGALITY OF ISSUANCE. The issuance of any Shares
                  upon the granting of any Award shall be contingent upon the following:

                                    (1) the Corporation and the Participant
                           shall have taken all action required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                                    (2) any applicable listing requirement of
                           any stock exchange on which the Common Stock is listed shall have been satisfied; and

                                    (3) any other applicable provision of state
                           or federal law shall have been satisfied.

                           ii. RESTRICTIONS ON TRANSFER. Regardless of whether
                  the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law, or as a condition of making the Award. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which required and investment representation or other representation, each Participant shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10(f)(ii) shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."


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                           iii. REGISTRATION OR QUALIFICATION OF SECURITIES. The
                  Corporation may, but shall not be obligated to register or qualify the issuance of Awards and/or the sale of Shares under the Securities Act or any other applicable law. The
                  Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Awards or the sale of Shares under the plan to comply with any law.

                           iv. EXCHANGE OF CERTIFICATES. If, in the opinion of
                  the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

                  g. EXECUTION. To record the adoption of the Plan in the form set forth above by the Board effective as of May 1, 1999, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.

                                           IJNT.net, INC.

                                           By: /S/ JON H. MARPLE
                                               ---------------------------------
                                               Jon H. Marple,
                                               Chief Executive Officer and
                                               Chairman of the Board

ATTEST:

/S/ MARY E. BLAKE
---------------------------------
Mary E. Blake, Director


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